Exhibit 15.2

Baker & McKenzie Ltd.

5th, 10th and 21st-25th Floors

990 Abdulrahim Place

Rama IV Road, Silom, Bangrak

Bangkok 10500

Thailand

Tel: +66 2636 2000

Fax: +66 2636 2111

bangkok.info@bakermckenzie.com

www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East

& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

28 April 2022

Grab Holdings Limited                                                                          By email

3 Media Close, #01-03/06

Singapore 138498

Dear Sirs or Madam,

Re: Grab Holdings Limited (the “Company”)

We, Baker & McKenzie Ltd., consent to the reference to our firm under the captions of “Item 3.D — Risk Factors — Risks Relating to Our Corporate Structure and Doing Business in Southeast Asia” in the Company’s annual report on Form 20-F for the year ended December 31, 2021 (the “Annual Report”), and further consent to the incorporation by reference of such reference in the Annual Report and this consent into the Registration Statement (Form S-8 No. 333-262658) pertaining to the Company’s Amended and Restated 2021 Equity Incentive Plan and 2021 Equity Stock Purchase Plan. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Baker & McKenzie Ltd.

/s/ Sorachon Boonsong

Sorachon Boonsong

Partner

+66 26662824#4100

sorachon.boonsong@bakermckenzie.com

Dusseldorf Frankfurt/Main Geneva Istanbul Jeddah* Johannesburg Kyiv London Luxembourg Madrid Milan Moscow Munich Paris Prague Riyadh* Rome St. Petersburg Stockholm Vienna Warsaw Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

Baker & McKenzie Ltd. is a member of Baker & McKenzie International.